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                                                                Exhibit 23.1



                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1989 Incentive Stock Plan and the 1992 Employee Stock Purchase Plan, of Cell Genesys, Inc. of our report dated January 25, 1996, with respect to the financial statements of Cell Genesys, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                            ERNST & YOUNG LLP
Palo Alto, California
July 5, 1996